                 SECURITIES AND EXCHANGE COMMISSION

                       Washington D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934




Date of Report                                     March 29, 1996
(Date of earliest event reported)





                   KIMBALL INTERNATIONAL, INC.
      (Exact name of registrant as specified in its charter)





                          INDIANA
      (State or other jurisdiction of incorporation)

        0-3279                            35-0514506
(Commission File Number)     (IRS Employee Identification Number)

   1600 Royal Street, Jasper, Indiana               47549-1001
(Address of principal executive offices)            (Zip Code)


Registrants telephone number, including area code: (812) 482-1600


                         Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.  Other Events

On March 29, 1996 the Company issued the following press release.


Jasper, IN (March 29, 1996)--Kimball International, Inc. announced today that the purchase of ELMO Semiconductor Corporation, Burbank, CA, and ELMO Semiconducteurs SARL, Mantes-La-Jolie, France, has been completed. The signing of a Definitive Purchase Agreement, subject to the due diligence provision, was announced February 5, 1996.

ELMO is a provider of unpackaged semiconductors (DIE), Hi-Rel Die packaging and test, and design and manufacturer of high density Memory, Power, and custom Multichip Modules (MCM). Kimball anticipates the combination of ELMO's MCM technologies and Kimball's advance Surface Mount capabilities will provide customers with the resources required to both design and manufacture electronic components in this rapidly evolving industry.

The purchase of the privately held corporation with annual sales of approx-imately $15 million was financed internally by Kimball International. Both ELMO units will maintain operations and personnel in their respective locations and continue their active customer base in the defense, aerospace, medical and automotive industries.

Kimball International, Inc. is a diversified furniture and electronics manufacturer. Kimball's Class B common stock is traded on the NASDAQ National Market under the symbol KBALB.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Kimball International, Inc.



                                  By:  Gary P. Critser
                                       GARY P. CRITSER
                                       Senior Exec. Vice President
                                       Chief Accounting Officer
                                       and Secretary

Date: April 1, 1996